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                                                                     EXHIBIT 5.1

                [THE GOODYEAR TIRE & RUBBER COMPANY LETTERHEAD]

VICE PRESIDENT AND
 GENERAL COUNSEL

                                November 12, 1998

The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio  44316-0001

           RE: REGISTRATION STATEMENT ON FORM S-3; $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF DEBT SECURITIES
                    ----------------------------------------------------------

Gentlemen:

         I am a Vice President and the General Counsel of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), and, in such capacity, have acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of up to $250,000,000 aggregate principal amount of Debt Securities (the "Securities") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") currently being filed with the Securities and Exchange Commission by the Company. The Securities would be issued pursuant to that certain Indenture, dated as of September 15, 1998 (the "Indenture"), entered into between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee").

         I have examined and am familiar with the Amended Articles of Incorporation and Code of Regulations of the Company, as each is amended to date, and the proceedings of the Board of Directors of the Company with respect to the proposed issuance of the Securities. I have also examined, or caused to be examined, the Indenture and such other corporate records, documents and instruments, and I have made, or caused to be made, such investigations of law, as are in my judgment necessary or appropriate as a basis for the opinions expressed below.

         In rendering the following opinions, I have assumed that the actions relating to the authorization, registration, offer and issuance of the Securities taken by the Company's Board of Directors prior to the date of this opinion will not be revoked by any action of the Company's Board of Directors after the date hereof.

         Based upon the foregoing, I am of the opinion that:



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                  1. The Company has been duly incorporated and is validly
         existing and in good standing under the laws of the State of Ohio.

                  2. The Indenture constitutes a valid and binding instrument of the Company.

                  3. The Securities have been duly authorized for issuance and, when each series of Securities is duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture against payment to the Company of the purchase price of such series of Securities in accordance with the authorization of the Company's Board of Directors, each such series of Securities will have been legally issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

         My opinions set forth in paragraphs (2) and (3) above with respect to the binding effect of the Indenture and Securities issued pursuant to the Indenture are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter in effect relating to, affecting, or limiting creditor's rights, and (ii) general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding may be brought.

         In rendering the foregoing opinions, the examination of law referred to above has been limited to, and I express no opinions as to matters under or involving any laws other than, the Federal laws of the United States of America and the laws of the State of Ohio.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Validity of Debt Securities" in the Prospectus constituting a part of the Registration Statement.

                                                  Very truly yours,



                                                  /s/ C. Thomas Harvie

                                                  Vice President and
                                                  General Counsel

C. Thomas Harvie


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